EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is entered into as of June 13, 2014, by and between

“Heavenstone”: Heavenstone Corp. 18250 Colima Road No. 204A Rowland Heights, California 91748	“PURCHASER”: Astonia Group Ltd. (Address) (Government Issued ID No.)

in light of the following facts:

WHEREAS:

WHEREAS, Heavenstone and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, Purchaser desires to purchase and Heavenstone desires to issue and sell, upon the terms and conditions set forth in this Agreement, shares of common stock, $.0001 par value per share, of Heavenstone (the “Common Stock”);

WHEREAS, Purchaser wishes to purchase, upon the terms and conditions stated in this Agreement, the shares of Common Stock set forth herein; and

NOW THEREFORE, Heavenstone and the Purchaser hereby agree as follows:

I.  DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

A.           “Heavenstone” shall mean Heavenstone Corp., a Nevada corporation.

B.           “Agreement” shall mean this Stock Purchase Agreement and all exhibits hereto or amendments hereof.

C.           “Purchaser” shall mean the person or entity acquiring the Common Stock of Heavenstone, pursuant to this Agreement.

D.           “Knowledge of Heavenstone” or matters “known to Heavenstone” shall mean matters actually known to the Board of Directors or officers of Heavenstone, or which reasonably should be or should have been known by them upon reasonable investigation.

E.           “Securities Act” shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, as such shall then be in effect.

Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used.

II.  DISCLOSURES

Heavenstone intends to acquire a parcel of real property located in Southern California and to develop a “vineyard estates” community thereon. Purchaser hereby acknowledges that it has had the opportunity to ask questions of, and receive answers from, the principals of Heavenstone regarding the disclosures contained in Exhibit “A”. Further, Purchaser understands and acknowledges that Heavenstone is a development-stage company and may never earn a profit.

III.  PURCHASE AND SALE

Heavenstone hereby sells to Purchaser and Purchaser hereby buys from Heavenstone 70,000,000 shares of Heavenstone Common Stock.  The Common Stock shall be sold to Purchaser at the price and subject to all of the terms and conditions set forth herein.

IV.  PURCHASE PRICE - PAYMENT

Purchaser shall deliver to Heavenstone the sum of $70,000 in payment of the 70,000,000 shares of Common Stock purchased by Purchaser hereunder, a per share price of $.0001, which payment shall be delivered as provided in paragraphs VI and VII hereinbelow.

V.  ISSUANCE OF THE COMMON STOCK

Heavenstone shall cause the shares of Common Stock purchased and sold hereunder to be issued as provided in paragraphs VI and VII hereinbelow.

VI.  THE EXCHANGE

Upon the mutual execution of this Agreement, Purchaser agrees to deliver forthwith the sum of $70,000 required to be delivered pursuant to paragraph IV hereof.  Upon receipt of such funds, Heavenstone shall deliver to Purchaser the shares of Common Stock purchased and sold hereunder.

VII.  REPRESENTATIONS AND WARRANTIES OF HEAVENSTONE

Heavenstone represents and warrants to Purchaser:

A.           Organization and Corporate Authority. Heavenstone is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification.  Heavenstone has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

B.           Subsidiaries.  Heavenstone has no subsidiaries.

C.           Options, Warrants and Rights.  Heavenstone has no outstanding options, warrants or rights similar thereto.

D.           Issuance of the Common Stock. The shares of Common Stock, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of Heavenstone, will be issued in compliance with applicable state and federal laws.

E.           Financial Condition; Use of Proceeds. Heavenstone is a newly-formed, development-stage company without revenues.  Heavenstone requires substantial additional capital with which to implement its complete business plan.  There is no assurance that Heavenstone will obtain such needed capital or that its business plan, when implemented, will prove to be successful.  The funds derived under this Agreement will be utilized for working capital.

F.           Undisclosed or Contingent Liabilities.  To the best knowledge of Heavenstone and to its officers and directors, Heavenstone has no material liabilities and, to the best knowledge of the officers and directors of Heavenstone, Heavenstone has no contingent liabilities.

G.           Litigation. Heavenstone is not a party to any suit, action, proceeding, investigation or labor dispute pending or currently threatened against it other than administrative matters arising in the ordinary course of business .

H.           Compliance with Agreements.  The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which Heavenstone is a party.

I.           Title to Property and Assets.  Heavenstone has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

J.           Franchises and Permits; Taxes and Other Liabilities. To the knowledge of Heavenstone, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body that are material to or necessary for the conduct of its business.  To the knowledge of Heavenstone, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

K.           Governmental Consents. To the knowledge of Heavenstone, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Heavenstone is required in connection with the valid execution, delivery and performance of this Agreement.

L.           Authorization.  All corporate action on the part of Heavenstone and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of Heavenstone’s obligations hereunder and for the issuance and delivery of the securities comprising the Units has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Heavenstone.

M.           Regulatory Compliance. To the knowledge of Heavenstone, it is in compliance with all applicable environmental regulations relating to its business operations.

N.           Employee Matters.  To the knowledge of Heavenstone, it is in compliance with all laws and regulations applicable to employee-related matters.

O.           Suppliers and Customers.  To the knowledge of Heavenstone, its relations with its suppliers and customers are good.

VIII.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

A.           Purchaser has corporate authority with respect to entering into, and performing under, this Agreement.

B.           Purchaser represents and warrants that it is not a U.S. Person, as that term is defined in Rule 902(k)(1) of Regulation S under the Securities Act.

C.           Purchaser represents and warrants that it understands that the Common Stock has not been registered under the Securities Act in reliance on an exemption provided by Section 4(2) of the Securities Act, relating to transactions not involving a public offering.

D.           Purchaser represents and warrants that the Common Stock is not being purchased with a view to, or for the resale or distribution thereof, and that it has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

E.           Purchaser further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the Common Stock:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS PURSUANT TO REGULATION S (RULE 901 THROUGH 905 AND PRELIMINARY NOTES) PROMULGATED UNDER THE 1933 ACT, AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

IX.  MISCELLANEOUS

A.           Notices. All notices or other communication given or made hereunder will be in writing and will be delivered via prepaid overnight courier, to the parties at their respective addresses set forth above.

B.           Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

C.           Arbitration.  In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Las Vegas, Nevada, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

D.           Governing Law.  This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Nevada.

E.           Counterparts.  This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

F.           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

G.           Entire Agreement.  This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

“Heavenstone”:	“Purchaser”:
HEAVENSTONE CORP.	ASTONIA GROUP LTD.

By: /s/ LIU XIN	By: /s/ YANG CONG
Liu Xin
President	Name:

Title: